                                                                   EXHIBIT 10.1

             Confidential Separation Agreement and General Release

     This Confidential Separation Agreement and General Release ("Agreement") is made between ESA Management, Inc. (the "Company") and Harold E. Wright ("Wright") as of June 1, 1997.

                                    Recitals

     A. Wright is currently employed as Senior Vice President of Real Estate of the Company.

     B. Wright and ESA Development, Inc. entered into a certain Employment Agreement dated as of March 18, 1996 (the "Employment Agreement") attached hereto as Exhibit A. Subsequent to March 18, 1996, ESA Development, Inc. merged with and into the Company, and as such, the Company is the successor to ESA Development, Inc.

     C. The Company is a wholly owned subsidiary of Extended Stay America, Inc.

     D. Wright holds certain options to purchase shares of stock in Extended Stay America, Inc. which were granted to him under the terms of the Employment Agreement and that certain Amended and Restated 1996 Employee Stock Option Plan of Extended Stay America, Inc.

     E. Wright and the Company have agreed that Wright shall no longer be an employee and officer of the Company.

     F. The parties intend this Agreement to resolve all actual or potential disputes now or hereafter between them.

                                   Agreement

1. Termination of Employment: Effective June 1, 1997, Wright shall have no right, nor be expected, to perform any duties or responsibilities as an employee, officer or director of the Company.

2. Options Held and Forfeiture, Cancellation and Exercise of Options: Wright agrees that the only options (the "Options") to purchase common stock of Extended Stay America, Inc. that Wright has as of the date hereof are as set forth in the chart below. Wright and the Company hereby agree that upon execution of this Agreement, the Options granted to Wright on March 18, 1996, shall become vested pursuant to Item 4 of the Non-Qualified Stock Option Certificate, and Wright hereby agrees to forfeit those options marked as "forfeited" on the chart below. In addition, Wright agrees and acknowledges that the Company, as of the date of this Agreement, shall cancel or cause to be canceled, those options marked "canceled" on the chart below. The exercise prices for the vested options and the dates by which Wright must exercise those fully vested options is provided on the chart below. The terms and conditions pertaining to the vested options that Wright shall hold hereafter, and the exercise of such options shall otherwise remain governed by all other applicable agreements and documents, including but not limited to the Extended Stay America, Inc. Amended and Restated 1996 Employee Stock Option Plan, as may be amended from time to time.

                        Per Share          Vesting and Exercise Date
Grant Date   Shares     Exercise Price
----------   ------     --------------     -------------------------
3/18/96      300,000    $ 10.50            Fully vested upon 6/1/97; Must be exercised by 6/1/99
3/18/96      300,000    $ 10.50            Fully vested upon 6/1/97; Must be exercised by 6/1/99
3/18/96      200,000    $ 10.50            Fully vested upon 6/1/97; Must be exercised by 6/1/99
3/18/96      100,000    $ 10.50            Forfeited as of 6/1/97
3/18/96      300,000    $ 10.50            Forfeited as of 6/1/97

1/07/97       14,189    $ 18.50            Canceled as of 6/1/97
1/07/97       14,189    $ 18.50            Canceled as of 6/1/97
1/07/97       14,189    $ 18.50            Canceled as of 6/1/97
1/07/97       14,189    $ 18.50            Canceled as of 6/1/97

1/02/96       19,626    $13.375            Fully vested; Must be exercised by 6/1/98
1/02/96       19,126    $13.375            Canceled as of 6/1/97
1/02/96       19,126    $13.375            Canceled as of 6/1/97
1/02/96       19,126    $13.375            Canceled as of 6/1/97

3. Consideration: As further consideration of Wright's execution of this Agreement and the releases attached hereto and contained herein, and the expiration of the revocation period set forth in Section 16 hereof, the Company will pay Wright (a) accrued salary payments due to Wright, totaling $65,000, for the period January 16, 1997, through May 31, 1997, (b) on a monthly basis, beginning on June 30, 1997, and continuing through June 30, 1999, $43,800 (the "Site Payment" and collectively the "Site Payments"), and (c) upon the closing of the sale of Wright's Spartanburg, South Carolina home (the "SC Home"), any realtor's commission charged to Wright, not to exceed six percent (6%) of the sales price of the SC Home, provided that the sale of the SC Home is completed prior to June 1, 1999.

     The computation of the Site Payment was made as follows: 113 sites approved by Wright x $15,000 = $1,695,000; $1,695,000 - $600,000 (represents amounts already paid by the Company to Wright) = $1,095,000; $1,095,000 \ 25 months (time period over which Site Payments are to be made) = $43,800.

     Wright acknowledges that he is not entitled to a substantial portion of the payments and benefits set forth under this Agreement except as consideration for his release and non-compete post-termination obligations.

     In addition, to continue to receive group health insurance coverage, Wright must elect continuation coverage in accordance with federal COBRA law. If Wright continues such coverage, Wright must pay all premiums associated with such continued coverage.

     The payments and benefits set forth under this Agreement will not begin before Wright signs and returns this Agreement and the Agreement is no longer subject to revocation. The value of all consideration paid or provided for under this Agreement will be disclosed in appropriate tax forms. Since the Company is making no representations whatsoever regarding potential tax consequences of the consideration Wright is receiving under this Agreement, Wright may wish to consult a tax or financial advisor regarding them.

4. Compliance with Non-Compete and other Post-Termination Obligations under Employment Agreement: Nothing in this Agreement shall terminate or otherwise limit Wright's post-termination obligations and duties under the Employment Agreement with the Company contained in Sections 5(a) - 5(d) of the Employment Agreement. Notwithstanding the foregoing, the certain amendments to certain provision of Sections 5 of the Employment Agreement, as agreed upon by the parties hereto, are being made herein as follows:

     . The phrase "after the termination of this Agreement" in Section 5(c) of the Employment Agreement is hereby deleted and replaced with "after the termination of payments to Wright under that certain Confidential Separation Agreement and General Release by and between Wright and the Company dated as of June 1, 1997".

     . The first sentence of Section 5(d) shall be deleted in its entirety and replaced with the following sentences: "Wright agrees that during the Term of this Agreement, and for a period of two years after the termination of payments to Wright under that certain Confidential Separation Agreement and General Release by and between Wright and the Company dated as of June 1, 1997 (the "Termination Agreement"), neither Wright nor any person or enterprise controlled by Wright will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (defined below) in the Prohibited Area (defined below). In addition, while Wright is receiving payments under the Termination Agreement, neither Wright nor any person or enterprise controlled by Wright will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business. Notwithstanding the foregoing, Wright shall not be prohibited from owning less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market.

     . The phrase "on the date of termination of Wright's employment hereunder" in the second to last sentence of Section 5(d) of the Employment Agreement is hereby deleted and replaced with "as of July 1, 1999".

     .    The phrase "termination of this Agreement" in the last sentence of
          Section 5(d) of the Employment Agreement is hereby deleted and replaced with "after the termination of payments to Wright under the Termination Agreement".

5. General Release: In exchange for the consideration described above, as well as the other promises made in this Agreement, each of Wright, the Company, and Extended Stay America, Inc. hereby release the other and all of the other's affiliates, shareholders, predecessors, successors, assigns, representatives, officers, directors, agents and employees (collectively referred to as "Released Parties"), jointly and severally, from all legal, statutory, and equitable claims that they may have based on any set of facts in existence on the date that they sign this Agreement, including those relating in any way to either Wright's employment or termination of employment with the Company or any predecessor or successor or the Company. The release specifically includes without limitation, any claim under the federal Age Discrimination in Employment Act that arose or accrued at any time before Wright signed this Agreement.

     Wright acknowledges that the foregoing release means that he is giving up any and all claims or demands of any kind which he may have against the Released Parties under federal, state or local law, including, but not limited to:

     . any claim relating in any way to Wright's employment and separation from employment from the Company, including, but not limited to, wrongful termination or wrongful discharge;

     . any claim for discrimination in employment related to race, age, sex, national origin, disability, marital status, sexual orientation, veteran's status or any other reason, whether such claim is based upon or may be under federal or state law or municipal or local law or ordinance;

     . any claim for breach of contract relating to any oral or written representation Wright believes to have been made by the Company or any representative, including all those that are related to Wright's separation from employment (except this Agreement);

     . any claim, including for fraud, or breach of fiduciary duty, that Wright was not fully advised about the contents, nature and consequences of this Agreement;

     . any claim for personal injuries, emotional duress, or intentional infliction of mental distress, as well as any claim for compensation or damages of any nature whatsoever, except as otherwise allowed by this Agreement;

     .    any claim for attorneys' fees; and

     .    any claim for benefits other than as provided in this Agreement.

     Notwithstanding the above, neither party shall be deemed to have released the other from any obligation set forth in this Agreement.

6. Compensation and Expenses Through Termination Date: Except for the payments provided for herein, Wright acknowledges that the Company has paid him all of his wages, bonuses and accrued vacation pay or other compensation payments of any kind which may be due him through the date on which Wright signs this Agreement. All reasonable expenses incurred by Wright through May 31, 1997 in the performance of his duties as an employee of the Company and which are eligible for reimbursement in accordance with the Company's policies, shall be promptly reimbursed.

7. Confidentiality: Wright understands and agrees that the Company's confidential information belongs solely and exclusively to the Company, and that the confidential information of the Company, and related entities, and to entities with which the Company did and does business, to which Wright may have had access during his employment may not be used by him in any way. Section 5 of the Employment Agreement discusses Wright's agreement to protect trade secrets of the Company and its predecessor and successor entities, its parent company, and its related or affiliated entities, which may not be fully known by individuals who are not employed by or for the Company.

     All terms and conditions of any confidentiality agreement signed by Wright during his employment with the Company, including but not limited to the provisions of Section 5 of the Employment Agreement, shall remain in full force and effect beyond June 1, 1997, the separation date, and Wright agrees to remain bound by the portions of the Employment Agreement which relate to and maintain the confidentiality of such confidential information. If Wright is under a legal obligation, or receives notice of legal or administrative process that may compel him, to disclose such information, or if such disclosure is requested by any regulatory, administrative, judicial or legislative body in the course of any investigation, hearing or proceeding, Wright agrees to immediately notify the Company and provide the Company time to object to or limit the disclosure.

     Wright also agrees to keep confidential this Agreement, and its terms, and will not contact any communication media concerning his employment and separation from employment with the Company. This in no way affects Wright's right to discuss this Agreement with counsel.

8. Non-Disparagement: Wright will make no comments or take any action that has the result of damaging the reputation of the Company, or any related or affiliated entity, or any of its or their employees, officers, directors or, equity holders. This includes Wright's agreement to avoid voluntarily commencing or participating in any proceeding, claim, or legal action brought by a third party against the Company, or from making any statement, whether written or oral, adverse to the Company, or any related or affiliated entity, or any of its or their respective officers, directors, and employees or equity holders.

9. Company Property: Wright agrees to return to the Company by June 1, 1997 all property of the Company that is in his control or possession. This includes all computer equipment,
                                       5
programs, access cards, office keys, manuals, records, documents, plans or copies thereof, and other property relating to the business of the Company, or any related or affiliated entity.

10. Agreement Not to Sue; Breach by Wright: If either party hereto raises a claim that he or it has released as to one or more of the Released Parties, such party agrees to pay all costs, fees and expenses that those Released Parties incur in defending against the suit or claim, including reasonable attorneys' fees. In addition, Wright acknowledges that any material breach of the covenants contained in Section 5(a) - 5(d) of the Employment Agreement, as revised by the provisions of Section 5 hereof, and as incorporated herein, will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy. Additionally, if Wright violates the terms of this Agreement, the Company shall have the right to discontinue immediately and permanently all further payments owed to Wright under this Agreement and anything else promised in this Agreement by the Company. The Company may also seek repayment of any payments made to Wright under this Agreement.

11. Review and Acceptance: The mutual promises contained herein affect important rights and carry important obligations. Before Wright agrees to accept the terms set forth in this Agreement, the releases that it contains, and the exhibits attached to the Agreement, Wright should consult with an attorney of his choice. If he decides to accept the terms offered in this Agreement, Wright must timely sign and return it to: Extended Stay America, Inc., 450 East Las Olas Boulevard, Suite 1100, Ft. Lauderdale, FL 33301 Attention: Marshall Dildy.

12. Interpretation: This Agreement shall be interpreted according to the laws of theof Delaware, and under federal law as necessary. All terms shall be interpreted in the broadest manner possible to provide the broadest application, which is the express intent of the parties. The unenforceability of any clause or provision of this Agreement shall not affect the remainder of the Agreement, which shall be enforced to the full extent allowed by law. Any clause, provision, or portion of this Agreement, except the general release that it contains, found to be unenforceable shall be declared modified, amended or limited to the maximum extent necessary to render it valid and enforceable. The parties intend that this Agreement shall be interpreted to forever resolve all disputes that may arise between Wright and the Company.

13. Signatures: By their signatures, the parties agree and acknowledge that the Agreement has been read, is understood by them, and represents their entire and complete agreement (specifically, that there are no verbal understandings regarding this matter, and that all understandings have been reduced to writing and are contained in this agreement). Each party further acknowledges that he or it has had an opportunity to consult with an attorney before signing it and has voluntarily entered into it. Wright also specifically states that he has not received any promise or inducement to sign this Agreement that is not contained in the Agreement itself.

14. Counterpart Originals: This Agreement may be executed in counterparts, both of which shall be construed as one document.

15. Response: Wright has 21 days from the date of his receipt of this Agreement to decide whether he will accept this Agreement. Wright has seven days after he signs the agreement to revoke it. To revoke the Agreement, Wright must provide written notice of such revocation to: ESA Management, Inc., 450 East Las Olas Boulevard, Suite 1100, Ft. Lauderdale, Florida 33301 Attention: Marshall Dildy and such notice of revocation must be received by the Company within the seven
(7) day revocation period. If Employee revokes this Agreement, he will not be entitled to any of the payments or the other promises set forth in this Agreement.

                                                 ESA MANAGEMENT, INC.

    /s/ Harold E. Wright                         By  /s/ Robert A. Brannon
-------------------------------------              -----------------------------
     Harold E. Wright                             Its Vice President
                                                      --------------------------

Date Signed:    June 5, 1997                     Date Signed:  June 5, 1997
            -------------------------                        -------------------
                                                 For purposes of Section 5 only:

                                                 EXTENDED STAY AMERICA, INC.


                                                 By  /s/ Robert A. Brannon
                                                   -----------------------------
                                                  Its Senior Vice President
                                                      --------------------------

                                                 Date Signed:  June 5, 1997
                                                             -------------------

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